UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

02/01/05

Date of Report (Date of Earliest Event Reported)

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

California	0-28568	95-2920557
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

700 East Bonita Avenue, Pomona, California 91767

(Address of principal executive offices) (Zip Code)

(909) 624-8041

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items: 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)(1) On January 26, 2005, the Board of Directors of Registrant increased the size of the Board from seven to eight members. Effective February 1, 2005, John R. Moore and Stephen A. Rhodes were elected directors of Registrant filling the two vacancies.

(d)(2) There are no arrangements between either of the new directors and any other person pursuant to which either director was selected, other than the normal arrangements at Registrant relating to the compensation of all directors.

(d)(3) Mr. Moore has been elected to serve as a member of the Compensation Committee and Mr. Rhodes has been elected to serve as a member of the Audit Committee.

(d)(4) No disclosures are required with respect to Mr. Rhodes under Item 404(a) of Regulation S-K. The information required with respect to Mr. Moore has not been determined as of the date of the filing of this Form 8-K and the Registrant will file an amendment to this Form 8-K as soon as a determination has been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 04, 2005

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

By	/s/ James C. Lockwood
James C. Lockwood, Secretary